Exhibit 99.1

CONTACT: Kathleen Campbell, Marketing Director	First Citizens National Bank
570-662-0422	15 South Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports A 22% Increase in First Quarter 2012 Earnings

MANSFIELD, PENNSYLVANIA— April 24, 2012 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the quarter ended March 31, 2012.

Net income for the three months ended March 31, 2012 totaled $3,449,000 which compares to $2,830,000 for the same period last year. This represents an increase of $619,000, or 21.9%. Earnings per share of $1.19 increased 22.7% from $.97 per share last year.  Annualized return on equity for the comparable periods was 17.76% and 16.57%, while return on assets was 1.57% and 1.38%, respectively.

Net interest income, before the provision for loan loss, increased from $6,936,000 for the three months ended March 31, 2011 to $7,558,000  this year, an increase of $622,000, or 9%. On a tax equivalent basis, net interest margin on interest earning assets has increased from 3.98% last year to 4.02% this year. Yields on interest earning assets decreased 27 basis points, but was offset by a decrease of 31 basis points on interest bearing liabilities.  In particular, yields on investment securities decreased 46 basis points as excess funds were invested mostly in short-term investments.  CEO and President Randall E. Black stated, “This strategy allows for long-term profitability by having available liquidity when market conditions and investment opportunities improve.  With low interest rates persisting, declining investment yields have been off-set by decreasing deposit costs”.

As of March 31, 2012, total assets were $909.4 million, which was an increase of $30.8 million or 3.5% from December 31, 2011.  The investment portfolio totaled $362.1 million, which was an increase of $43.3 million from the December 31, 2011 balance of $318.8 million.  Net loans have increased $3.7 million to a total of $484.7 million at March 31, 2012 from December 31, 2011.  Since March 31, 2011, net loans have increased $24 million, or 5.2%.  Deposits have increased $8.8 million since December 31, 2011.

The provision for loan losses for the first quarter of 2012 totaled $105,000 which compares to $225,000 recorded last year.  Credit quality continues to compare favorably to peer.  Non-performing assets as a percent of loans was 2.12% as of March 31, 2012, which compares to 2.31% as of the end of last March.  Annualized net charge-offs as a percent of average loans remains very low at .04%.  The overall level of non-performing assets is related to a couple larger commercial loans on non-accrual status of which 58.1% remain current with their payments.

Stockholders’ equity totaled $83.8 million at March 31, 2012, which is an increase of $2.3 million, or 2.8%, from December 31, 2011 and an increase of $12.7 million from March 31, 2011.  First Citizens continues to remain well capitalized based upon regulatory guidelines. On April 11, 2012, a cash dividend of $.30 per share was declared and will be paid on April 27, 2012 to shareholders of record as of April 20, 2012. The cash dividend of $.30 per share represents an increase of 13.2% over the April 2011 cash dividend of $.265 per share.  “Our financial performance remains strong as we strive to remain a strong, well-capitalized, local community bank committed to serving our communities and customers, as well as providing outstanding shareholder return and value”, commented Mr. Black.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31	December 31	March 31
(in thousands except share data)	2012	2011	2011
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 11,835	$ 9,960	$ 9,272
Interest-bearing	2	20,472	35,282
Total cash and cash equivalents	11,837	30,432	44,554

Available-for-sale securities	362,148	318,823	285,034

Loans (net of allowance for loan losses: $6,545 at March 31, 2012;
$6,487 at December 31, 2011 and $6,068 at March 31, 2011)	484,747	481,022	460,700

Premises and equipment	11,582	11,702	12,395
Accrued interest receivable	4,305	3,621	4,053
Goodwill	10,256	10,256	10,256
Bank owned life insurance	13,794	13,669	13,292
Other assets	10,757	9,042	9,964

TOTAL ASSETS	$ 909,426	$ 878,567	$ 840,248

LIABILITIES:
Deposits:
Noninterest-bearing	$ 89,806	$ 85,605	$ 80,696
Interest-bearing	653,020	648,388	623,833
Total deposits	742,826	733,993	704,529
Borrowed funds	72,768	53,882	57,115
Accrued interest payable	1,320	1,512	1,590
Other liabilities	8,736	7,712	5,971
TOTAL LIABILITIES	825,650	797,099	769,205
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at March 31, 2012, December 31, 2011 and March 31, 2011;
none issued in 2012 or 2011	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at March 31, 2012, December 31, 2011 and
March 31, 2011; issued 3,132,866 shares at March 31, 2012 and December 31, 2011;
3,104,434 shares at March 31, 2011	3,133	3,133	3,104
Additional paid-in capital	15,445	15,313	14,172
Retained earnings	65,931	63,337	57,010
Accumulated other comprehensive income	4,612	4,949	1,603
Treasury stock, at cost: 232,433 shares at March 31, 2012; 230,203 shares at
December 31, 2011 and 217,952 shares at March 31, 2011	(5,345)	(5,264)	(4,846)
TOTAL STOCKHOLDERS' EQUITY	83,776	81,468	71,043
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 909,426	$ 878,567	$ 840,248

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended
	March 31,
(in thousands, except per share data)	2012	2011
INTEREST INCOME:
Interest and fees on loans	$ 7,465	$ 7,395
Interest-bearing deposits with banks	5	22
Investment securities:
Taxable	1,197	1,172
Nontaxable	954	865
Dividends	16	15
TOTAL INTEREST INCOME	9,637	9,469
INTEREST EXPENSE:
Deposits	1,666	2,088
Borrowed funds	413	445
TOTAL INTEREST EXPENSE	2,079	2,533
NET INTEREST INCOME	7,558	6,936
Provision for loan losses	105	225
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,453	6,711
NON-INTEREST INCOME:
Service charges	1,078	945
Trust	173	157
Brokerage and insurance	150	95
Investment securities gains, net	108	120
Earnings on bank owned life insurance	124	121
Other	210	181
TOTAL NON-INTEREST INCOME	1,843	1,619
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,753	2,515
Occupancy	310	390
Furniture and equipment	106	117
Professional fees	268	157
FDIC insurance	123	250
Pennsylvania shares tax	166	147
Other	1,129	1,204
TOTAL NON-INTEREST EXPENSES	4,855	4,780
Income before provision for income taxes	4,441	3,550
Provision for income taxes	992	720
NET INCOME	$ 3,449	$ 2,830

Earnings Per Share	$ 1.19	$ 0.97
Cash Dividends Paid	$ 0.295	$ 0.260

Weighted average number of shares outstanding	2,901,552	2,917,353

Financial Highlights

	Three Months Ended
	March 31
	2012	2011
Performance Ratios and Share Data:
Return on average assets (annualized)	1.57%	1.38%
Return on average equity (annualized)	17.76%	16.57%
Net interest margin (tax equivalent)	4.02%	3.98%
Cash dividends paid per share	$ 0.295	$ 0.260
Earnings per share	$ 1.19	$ 0.97
Weighted average shares outstanding	2,901,552	2,917,353

Balance Sheet Highlights (dollars in thousands):	March 31, 2012	December 31, 2011	March 31, 2011

Assets	$ 909,426	$ 878,567	$ 840,248
Investment securities:
Available for sale	362,148	318,823	285,034
Loans (net of unearned income)	491,292	487,509	466,768
Allowance for loan losses	6,545	6,487	6,068
Deposits	742,826	733,933	704,529
Stockholders' Equity	83,776	81,468	71,043
Non-performing assets	10,422	10,300	10,793
Non-performing assets to total loans	2.12%	2.11%	2.31%
Annualized net charge-offs to total loans	0.04%	0.02%	0.06%
Average Leverage Ratio	9.00%	8.83%	8.38%
Common shares outstanding	2,900,433	2,902,663	2,886,482
Book value per share	$ 27.29	$ 26.36	$ 24.06